      As filed with the Securities and Exchange Commission on May 5, 1999.
                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            4FRONT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            84-0675510
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                       6300 SOUTH SYRACUSE WAY, SUITE 293
                            ENGLEWOOD, COLORADO 80111
                                 (303) 721 7341
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            4FRONT TECHNOLOGIES, INC.
                           1996 EQUITY INCENTIVE PLAN

                               ------------------

                                 CRAIG KLEINMAN
                       6300 SOUTH SYRACUSE WAY, SUITE 293
                            ENGLEWOOD, COLORADO 80111
                                 (303) 721 7341
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                             CALCULATION OF REGISTRATION FEE

------------------------------ -------------- ---------------------------- ---------------------------- ----------------
     TITLE OF SECURITIES        AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
      TO BE REGISTERED         REGISTERED (1) OFFERING PRICE PER SHARE (2) AGGREGATE OFFERING PRICE (2) REGISTRATION FEE
------------------------------ -------------- ---------------------------- ---------------------------- ----------------
COMMON STOCK, $.001 PAR VALUE. 700,000 SHARES            $9.39                     $6,573,000              $1,827.29
============================== ============== ============================ ============================ ================

(1) THIS REGISTRATION STATEMENT RELATES TO AN ADDITIONAL 700,000 SHARES, SUBJECT TO STOCK OPTIONS, GRANTED OR TO BE GRANTED UNDER THE 4FRONT TECHNOLOGIES INC. 1996 EQUITY INCENTIVE PLAN, AS AMENDED. THIS REGISTRATION STATEMENT SHALL ALSO COVER ANY ADDITIONAL INDETERMINABLE NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE 4FRONT TECHNOLOGIES INC. 1996 EQUITY INCENTIVE PLAN IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.

(2) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(H)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND IS THE PRODUCT RESULTING FROM MULTIPLYING 700,000, THE NUMBER OF SHARES OF ADDITIONAL COMMON STOCK REGISTERED BY THE REGISTRATION STATEMENT AS TO WHICH OPTIONS MAY BE GRANTED UNDER THE 4FRONT TECHNOLOGIES INC. 1996 EQUITY INCENTIVE PLAN, BY $9.39, THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON MAY 4, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 (Registration No. 333- 27905) of 4Front Technologies, Inc. as filed with the Securities and Exchange Commission on May 28, 1997, are incorporated herein by reference.

                                     EXPERTS

     The financial statements and schedule incorporated by reference in this Registration Statement have been audited by KPMG independent chartered accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 4th day of May, 1999.

                                           4FRONT TECHNOLOGIES, INC.

                                           /s/ Anil J. Doshi
                                           -------------------------------------
                                           By:  Anil J. Doshi
                                           Title: Chairman of the Board, Chief
                                                  Executive Officer and Director

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                             DATE
---------                             -----                             ----

/s/ Anil J. Doshi           Chairman of the Board, Chief Executive   May 4, 1999
-----------------------     Officer and Director
Anil J. Doshi               (principal executive officer)


           *                Vice Chairman of the Board,              May 4, 1999
-----------------------     President and Director
Mark Ellis


/s/ Terrence W. Burt        Vice President, Chief                    May 4, 1999
-----------------------     Operating Officer and Director
Terence W. Burt


           *                Vice President for Corporation           May 4, 1999
-----------------------     Affairs and Director
Kenneth J. Newel


/s/ Stephen McDonnell       Chief Financial Officer (principal       May 4, 1999
-----------------------     financial and accounting officer)
Stephen McDonnell

           *                Secretary and Director                   May 4, 1999
-----------------------
Craig Kleinman


           *                Director                                 May 4, 1999
-----------------------
Brian V. Murray


           *                Director                                 May 4, 1999
-----------------------
Arthur Keith Ross


*  /s/ Anil J. Doshi
   ----------------------------------
   By Anil J. Doshi, Attorney In Fact

                                INDEX TO EXHIBITS


Exhibit
  No.           Description
-------         -----------

4               4Front Technologies, Inc. 1996 Equity Incentive Plan, as amended

5               Opinion of Fulbright & Jaworski L.L.P.

23.1            Consent of KPMG

23.2            Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)